SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED MARCH 27, 2002
(To Prospectus dated December 14, 2001)



              CWABS MASTER TRUST (for the Series 2002-C Subtrust)
                                    Issuer
                                  CWABS, INC.
                                   Depositor

                         Countrywide Home Loans, Inc.
                          Sponsor and Master Servicer



         Revolving Home Equity Loan Asset Backed Notes, Series 2002-C



The notes represent
obligations of the
CWABS Master Trust               The Notes
for the Series 2002-C
Subtrust only and not of         o  This supplement relates to the offering of the notes of the series
any other series trust of           referenced above. This supplement does not contain complete
the CWABS Master                    information about the offering of the notes . Additional information
Trust and do not                    is contained in the prospectus supplement dated March 27, 2002,
represent an interest in            prepared in connection with the offering of the notes of the series
or obligation of                    referenced above, as supplemented by the supplements to the
CWABS, Inc.,                        prospectus supplement dated September 27, 2002, October 11, 2002 and
Countrywide Home                    October 29, 2002 and in the prospectus of the depositor dated
Loans, Inc., or any of              December 14, 2001. You are urged to read this supplement, the
their affiliates.                   prospectus supplement, the supplements described above and the prospectus in full.
This supplement may be
used to offer and sell the       o  As of October 15, 2004, the note principal balance of the notes was
notes only if                       $344,923,083.
accompanied by the
prospectus supplement
and the prospectus.


NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE SECURITIES OR DETERMINED THAT THIS SUPPLEMENT, THE PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWABS, Inc. and Countrywide Home Loans, Inc., in connection with offers and sales relating to market making transactions in the notes in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices related to the prevailing prices at the time of sale.

November 15, 2004

                       DESCRIPTION OF THE MORTGAGE LOANS

     As of October 1, 2004 (the "Reference Date"), the total number of mortgage loans included in the mortgage loan pool was approximately 13,737 mortgage loans having an aggregate principal balance of approximately $353,908,660.

     The following table summarizes the delinquency and foreclosure experience of the mortgage loans as of the Reference Date.


                                                                            As of October 1, 2004
                                                                         ---------------------------

Total Number of Mortgage Loans .........................................     13,737
Delinquent Mortgage Loans and Pending Foreclosures at Period
End (1)
       30-59 days.......................................................             0.64%
       60-89 days ......................................................             0.28%
       90 days or more (excluding pending foreclosures) ................             0.90%
       Total Delinquencies .............................................             1.77%
Foreclosures Pending ...................................................             0.29%
Total Delinquencies and foreclosures pending ...........................             2.06%

--------------
(1) As a percentage of the aggregate Stated Principal Balance of the Mortgage Loans as of the Reference Date.

     Seven (7) Mortgage Loans have been converted and are, as of the Reference Date, REO loans.

     Certain additional information as to the Mortgage Loans as of the Reference Date is set forth in Exhibit 1 in tabular format Other than with respect to rates of interest, percentages (approximate) are stated in such tables by Stated Principal Balance of the Mortgage Loans as of the Reference Date and have been rounded in order to total 100.00%.

                          SERVICING OF MORTGAGE LOANS

The Master Servicer

     Countrywide Home Loans Inc. ("Countrywide ") will act as master servicer for the mortgage loans pursuant to the sale and servicing agreement. On November 7, 2002, Countrywide Credit Industries, Inc., the parent of Countrywide, changed its name to Countrywide Financial Corporation.

     At March 31, 2004 Countrywide provided servicing for approximately $682.848 billion aggregate principal amount of mortgage loans, substantially all of which are being serviced for unaffiliated persons. At March 31, 2004 Countrywide provided servicing for approximately

$22.425 billion aggregate principal amount of first and second lien mortgage loans originated under its home equity lines of credit program.

Foreclosure and Delinquency Experience

     The following table summarizes the delinquency and foreclosure experience, respectively, on the dates indicated, of home equity loans of the type included in the pool serviced by the master servicer. The delinquency and foreclosure percentages may be affected by the size and relative lack of seasoning of the servicing portfolio because many of the loans were not outstanding long enough to give rise to some or all of the periods of delinquency indicated in the chart below. Accordingly, the information should not be considered a basis for assessing the likelihood, amount, or severity of delinquencies or losses on the mortgage loans. The foreclosure and delinquency experience presented in the table below may not be indicative of the foreclosure and delinquency experience the mortgage loans will experience.

     For the purposes of the following table:

     o the period of delinquency is based on the number of days payments on the mortgage loans are contractually past due;

     o certain total percentages and dollar amounts may not equal the sum of the percentages and dollar amounts indicated in the columns due to differences in rounding;

     o "Foreclosure Rate" is the dollar amount of mortgage loans in foreclosure as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated; and

     o "Bankruptcy Rate" is the dollar amount of mortgage loans for which the related borrower has declared bankruptcy as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated.

                         As of December 31, 2001           As of December 31, 2002          As of December 31, 2003
                    -------------------------------   -------------------------------   -------------------------------
                         Principal                        Principal                        Principal
                          Balance        Percentage        Balance         Percentage       Balance          Percentage
                    -----------------    ----------   ------------------   ----------   ------------------   ----------
Total Portfolio     $5,479,012,451.54       --        $10,640,766,181.58      --        $18,965,891,972.70       --
Delinquency
percentage
  30-59 Days        $   28,456,872.07      0.52%      $    42,864,688.91     0.40%      $    61,283,288.31      0.32%
  60-89 Days             7,555,089.12      0.14            10,661,957.76     0.10            15,962,355.26      0.08
  90+ Days              21,422,742.71      0.39            19,421,702.11     0.18            37,736,971.30      0.20
                    -----------------    ----------   ------------------   ----------   ------------------   ----------
    Sub Total       $   57,434,703.90      1.05%      $    72,948,348.78     0.69%      $   114,982,614.87      0.61%
Foreclosure Rate    $    3,142,409.33      0.06%      $     6,603,778.76     0.06%      $     4,984,448.78      0.03%
Bankruptcy Rate     $   12,681,563.87      0.23%      $    43,053,210.55     0.40%      $    41,137,908.75      0.22%


                           As of September 30, 2004
                      ---------------------------------
                          Principal
                           Balance           Percentage
                      -------------------    ----------
Total Portfolio       $ 32,624,494,557.63        --
Delinquency
percentage
  30-59 Days          $    101,666,262.22       0.31%
  60-89 Days                26,429,383.80       0.08
  90+ Days                  51,651,933.38       0.16
                      -------------------    ----------
    Sub Total         $    179,747,579.40       0.55%
Foreclosure Rate      $      9,425,430.39       0.03%
Bankruptcy Rate       $     54,164,958.55       0.17%

                           DESCRIPTION OF THE NOTES

     The notes will be entitled to receive interest as described in the Prospectus Supplement under "Description of the Notes - Payments on the Notes
- Application of Interest Collections." The notes are allocated principal payments as described in the Prospectus Supplement under "Description of the Notes - Payments on the Notes - Payments of Principal Collections."

     As of October 15, 2004, the Note Principal Balance of the notes was $344,923,083. For additional information with respect to the notes, see "Description of the Notes" in the Prospectus Supplement.

Reports to Noteholders

     The October 2004 monthly statement that is available each month to noteholders via the indenture trustee's internet website is included herein as
Exhibit 2.

                               THE NOTE INSURER

     MBIA Insurance Corporation is the Note Insurer as described in the Prospectus Supplement. See "The Note Insurer" in the Prospectus Supplement.

     MBIA Insurance Corporation files annual, quarterly and special reports and other information with the Securities and Exchange Commission (the "SEC"). You may review these documents at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. MBIA Insurance Corporation's SEC filings are also available to the public at the SEC's website at http://www.sec.gov.

                       MATERIAL FEDERAL INCOME TAX CONSEQUENCES

General

     Upon the initial issuance of the notes, Sidley Austin Brown & Wood LLP ("Tax Counsel") issued an opinion to the effect that upon their sale for cash or property by the corporate affiliate to unrelated parties (which sale has since been consummated), for U.S. federal income tax purposes, the notes will be treated as debt and neither the trust estate nor any portion of the trust estate will be treated as a corporation. This opinion is based on the assumption that the parties will comply with the indenture as in effect at the time of the initial issuance. The opinion of Tax Counsel, however, does not bind the courts or the IRS and, therefore, does not guarantee that the IRS would not take different positions or that a court would not agree with the IRS.

     Prospective investors in the notes should consider carefully the income tax consequences of an investment in the notes discussed under the section titled "Global Clearance Settlement and Tax Documentation Procedures" in Annex II to the Prospectus Supplement and under the section titled "Material Federal Income Tax Consequences" in the Prospectus Supplement and the Prospectus and should consult their tax advisors with respect to those consequences. References to "the transaction" and "this transaction" in the Prospectus Supplement are references to the initial issuance of the notes.

                                  OTHER TAXES

     The depositor makes no representations regarding the state, local, or foreign tax consequences of the purchase, ownership or disposition of the notes. All investors should consult their own tax advisors regarding the federal, state, local, or foreign income tax consequences of the purchase, ownership and disposition of the notes.

                             ERISA CONSIDERATIONS

     Prospective investors in the notes should carefully consider the ERISA consequences of an investment in the notes discussed under "ERISA Considerations " in the prospectus and the prospectus supplement and should consult their own advisors with respect to those consequences. As described in the prospectus supplement, a prospective investor in the notes that is, or is investing on beha lf of or with plan assets of, a Plan, will be deemed to make certain representations.

                                    RATINGS

     The notes are currently rated "Aaa" by Moody's Investors Service, Inc. and "AAA" by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. See "Ratings" in the Prospectus Supplement.

                            METHOD OF DISTRIBUTION

     The Supplement is to be used by Countrywide Securities Corporation, an affiliate of CWABS, Inc. and Countrywide Home Loans, Inc. in connection with offers and sales relating to market making transactions in the notes in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices relating to the prevailing prices at the time of sale.

                                   EXHIBIT 1

                                                             2002-C


Summary of Loans in Mortgage Pool
(As of the Reference Date)                                                                     Range
                                                                                          ------------------


Aggregate Principal Balance                                 $353,908,660

Weighted Average Mortgage Rate                                     5.67%           1.88%         to            10.38%
Weighted Average Gross Margin                                      1.69%           0.00%         to             6.38%
Weighted Average Maximum Mortgage Rate                            17.73%           8.75%         to            21.00%
Weighted Average Principal Balance                               $25,763              $0         to          $620,000
Weighted Average Credit Limit                                    $37,338          $6,743         to        $1,100,000
Weighted Average Scheduled Remaining Term (months)                   275              95         to               284
Weighted Average Combined Loan-to-Value Ratio                     80.53%           5.33%         to           100.00%
Weighted Average Credit Limit Utilization Rate                    68.15%           0.00%         to           100.00%
Weighted Average Minimum Rate                                      1.69%           0.00%         to             6.38%
Weighted Average Credit Score
Weighted Average Second Mortgage Ratio                            30.42%           1.98%         to           100.00%

                                                      2002-C




Mortgage Loan Principal Balances

                                                                                                    Percentage of
Range of                                           Number of        Aggregate Unpaid     Reference Date Aggregate
Principal Balance                             Mortgage Loans       Principal Balance            Principal Balance
-----------------------------------------------------------------------------------------------------------------
$0.00                                                  1,918                      $0                         0.00 %
$0.01 - $10,000.00                                     1,781             $11,205,346                         3.17
$10,000.01 - $20,000.00                                3,845             $58,331,687                        16.48
$20,000.01 - $30,000.00                                2,695             $67,952,306                        19.20
$30,000.01 - $40,000.00                                1,306             $45,440,550                        12.84
$40,000.01 - $50,000.00                                  752             $34,061,790                         9.63
$50,000.01 - $60,000.00                                  349             $19,226,337                         5.43
$60,000.01 - $70,000.00                                  249             $16,253,384                         4.59
$70,000.01 - $80,000.00                                  165             $12,441,501                         3.52
$80,000.01 - $90,000.00                                  139             $11,836,202                         3.34
$90,000.01 - $100,000.00                                 187             $18,031,723                         5.10
$100,000.01 - $125,000.00                                 90             $10,263,016                         2.90
$125,000.01 - $150,000.00                                137             $19,184,739                         5.42
$150,000.01 - $175,000.00                                 29              $4,742,717                         1.34
$175,000.01 - $200,000.00                                 29              $5,614,273                         1.59
$200,000.01 - $225,000.00                                 12              $2,519,789                         0.71
$225,000.01 - $250,000.00                                 16              $3,779,738                         1.07
$250,000.01 - $275,000.00                                  7              $1,835,118                         0.52
$275,000.01 - $300,000.00                                 10              $2,886,598                         0.82
$300,000.01 - $325,000.00                                  6              $1,875,831                         0.53
$325,000.01 - $350,000.00                                  3              $1,021,824                         0.29
$350,000.01 - $375,000.00                                  2                $719,220                         0.20
$375,000.01 - $400,000.00                                  1                $379,234                         0.11
$400,000.01 - $425,000.00                                  2                $826,480                         0.23
$425,000.01 - $450,000.00                                  2                $870,294                         0.25
$475,000.01 - $500,000.00                                  3              $1,481,665                         0.42
$500,000.01 - $525,000.00                                  1                $507,298                         0.14
$600,000.01 - $625,000.00                                  1                $620,000                         0.18
-----------------------------------------------------------------------------------------------------------------
Total                                                 13,737            $353,908,660                       100.00 %
=================================================================================================================


                                                      2002-C



Geographic Distribution

                                                                                                    Percentage of
                                                   Number of        Aggregate Unpaid     Reference Date Aggregate
State                                         Mortgage Loans       Principal Balance            Principal Balance
-----------------------------------------------------------------------------------------------------------------
ALASKA                                                    29                $609,674                         0.17 %
ALABAMA                                                  290              $5,467,260                         1.54
ARIZONA                                                  480             $11,708,121                         3.31
CALIFORNIA                                             2,380             $80,684,856                        22.80
COLORADO                                                 699             $21,974,888                         6.21
CONNECTICUT                                              121              $4,011,368                         1.13
DISTRICT of COLUMBIA                                      13                $282,390                         0.08
DELEWARE                                                  21                $467,247                         0.13
FLORIDA                                                  865             $20,527,916                         5.80
GEORGIA                                                  448             $10,762,272                         3.04
HAWAII                                                    78              $2,289,936                         0.65
IOWA                                                      89              $1,620,437                         0.46
IDAHO                                                    205              $3,898,872                         1.10
ILLINOIS                                                 509             $12,499,902                         3.53
INDIANA                                                  376              $7,609,235                         2.15
KANSAS                                                   218              $4,409,618                         1.25
KENTUCKEY                                                132              $3,280,338                         0.93
LOUISIANA                                                144              $2,881,638                         0.81
MASSACHUSETTS                                            218              $6,706,522                         1.90
MARYLAND                                                 174              $4,014,741                         1.13
MAINE                                                     32                $588,067                         0.17
MICHIGAN                                                 740             $16,512,729                         4.67
MINNESOTA                                                178              $3,799,789                         1.07
MISSOURI                                                 276              $4,851,170                         1.37
MISSISSIPPI                                               62              $1,021,244                         0.29
MONTANA                                                   68              $1,664,885                         0.47
NORTH CAROLINA                                           429              $9,428,692                         2.66
NORTH DAKOTA                                              13                $180,314                         0.05
NEBRASKA                                                  46                $973,455                         0.28
NEW HAMPSHIRE                                             53              $1,382,355                         0.39
NEW JERSEY                                               325              $9,916,598                         2.80
NEW MEXICO                                               115              $2,872,746                         0.81
NEVADA                                                   199              $5,088,925                         1.44
NEW YORK                                                 355             $12,070,341                         3.41
OHIO                                                     463              $9,397,808                         2.66
OKLAHOMA                                                 209              $4,600,554                         1.30
OREGON                                                   277              $6,916,126                         1.95
PENNSYLVANIA                                             515             $11,425,507                         3.23
RHODE ISLAND                                              27                $767,452                         0.22
SOUTH CAROLINA                                           143              $3,189,397                         0.90
SOUTH DAKOTA                                               9                $301,547                         0.09
TENNESSEE                                                324              $6,072,761                         1.72
TEXAS                                                     46                $890,104                         0.25
UTAH                                                     327              $8,252,105                         2.33
VIRGINIA                                                 229              $5,880,546                         1.66
VERMONT                                                    9                $214,099                         0.06
WASHINGTON                                               525             $15,068,256                         4.26
WISCONSIN                                                180              $2,933,313                         0.83
WEST VIRGINIA                                             28                $527,457                         0.15
WYOMING                                                   46              $1,413,087                         0.40
-----------------------------------------------------------------------------------------------------------------
Total                                                 13,737            $353,908,660                       100.00 %
=================================================================================================================


                                                      2002-C



Combined Loan-to-Value Ratios

                                                                                                    Percentage of
Range of                                           Number of        Aggregate Unpaid     Reference Date Aggregate
Combined Loan-to-Value Ratios (%)             Mortgage Loans       Principal Balance            Principal Balance
-----------------------------------------------------------------------------------------------------------------
0.01 - 10.00                                              18                $448,831                         0.13 %
10.01 - 20.00                                             77              $2,718,470                         0.77
20.01 - 30.00                                             95              $3,036,361                         0.86
30.01 - 40.00                                            188              $5,500,678                         1.55
40.01 - 50.00                                            350             $12,220,441                         3.45
50.01 - 60.00                                            612             $18,389,112                         5.20
60.01 - 70.00                                          1,460             $48,390,387                        13.67
70.01 - 80.00                                          2,030             $65,277,387                        18.45
80.01 - 90.00                                          5,273            $106,891,066                        30.20
90.01 - 100.00                                         3,634             $91,035,927                        25.73
-----------------------------------------------------------------------------------------------------------------
Total                                                 13,737            $353,908,660                       100.00 %
=================================================================================================================




Mortgage Rates

                                                                                                    Percentage of
Range of Mortgage                                  Number of        Aggregate Unpaid     Reference Date Aggregate
Rates (%)                                     Mortgage Loans       Principal Balance            Principal Balance
-----------------------------------------------------------------------------------------------------------------
3.00 or Less                                               4                 $43,803                         0.01 %
3.001 - 3.500                                              2                      $0                         0.00
3.501 - 4.000                                          1,753             $59,094,380                        16.70
4.001 - 4.500                                          1,751             $60,559,256                        17.11
4.501 - 5.000                                            189             $10,350,379                         2.92
5.001 - 5.500                                            964             $25,172,427                         7.11
5.501 - 6.000                                          2,926             $49,983,540                        14.12
6.001 - 6.500                                          3,009             $73,476,635                        20.76
6.501 - 7.000                                          1,107             $26,812,472                         7.58
7.001 - 7.500                                          1,261             $31,907,045                         9.02
7.501 - 8.000                                            360              $7,973,149                         2.25
8.001 - 8.500                                            191              $3,718,671                         1.05
8.501 - 9.000                                            202              $4,585,293                         1.30
9.001 - 9.500                                             11                $106,122                         0.03
9.501 - 10.000                                             2                 $17,637                         0.00
10.001 - 10.500                                            5                $107,851                         0.03
-----------------------------------------------------------------------------------------------------------------
Total                                                 13,737            $353,908,660                       100.00 %
=================================================================================================================








Types of Mortgaged Property

                                                                                                    Percentage of
                                                   Number of        Aggregate Unpaid     Reference Date Aggregate
Property Type                                 Mortgage Loans       Principal Balance            Principal Balance
-----------------------------------------------------------------------------------------------------------------
Single Family Residence                               11,069            $282,582,745                        79.85 %
Planned Unit Development (PUD)                         1,756             $51,788,985                        14.63
Low-rise Condominium                                     783             $15,856,722                         4.48
2-4 Family Residence                                    $129              $3,680,208                         1.04
-----------------------------------------------------------------------------------------------------------------
Total                                                 13,736            $353,908,660                       100.00 %
=================================================================================================================




Lien Priority

                                                                                                    Percentage of
                                                   Number of        Aggregate Unpaid     Reference Date Aggregate
Lien Property                                 Mortgage Loans       Principal Balance            Principal Balance
-----------------------------------------------------------------------------------------------------------------
1st Liens                                                344             $23,506,022                         6.64 %
2nd Liens                                             13,393            $330,402,638                        93.36
-----------------------------------------------------------------------------------------------------------------
Total                                                 13,736            $353,908,660                       100.00 %
=================================================================================================================


                                                      2002-C






Gross Margin

                                                                                                    Percentage of
Range of Gross                                     Number of        Aggregate Unpaid     Reference Date Aggregate
Margins (%)                                   Mortgage Loans       Principal Balance            Principal Balance
-----------------------------------------------------------------------------------------------------------------
0.00 or Less                                           1,736             $58,914,070                        16.65 %
0.001 - 0.250                                            257             $11,285,226                         3.19
0.251 - 0.500                                          1,428             $46,823,310                        13.23
0.501 - 0.750                                             56              $3,706,856                         1.05
0.751 - 1.000                                            128              $6,630,757                         1.87
1.001 - 1.250                                            665             $17,735,402                         5.01
1.251 - 1.500                                            314              $8,040,416                         2.27
1.501 - 1.750                                            248              $5,850,302                         1.65
1.751 - 2.000                                          2,672             $44,317,250                        12.52
2.001 - 2.250                                            992             $21,841,568                         6.17
2.251 - 2.500                                          2,007             $50,808,460                        14.36
2.501 - 2.750                                            154              $5,287,154                         1.49
2.751 - 3.000                                            975             $22,063,985                         6.23
3.001 - 3.250                                            168              $2,881,920                         0.81
3.251 - 3.500                                          1,115             $29,911,666                         8.45
3.501 - 3.750                                            328              $7,123,447                         2.01
3.751 - 4.000                                             49              $1,211,404                         0.34
4.001 - 4.250                                            164              $3,443,895                         0.97
4.251 - 4.500                                             40                $777,325                         0.22
4.501 - 4.750                                            177              $4,305,300                         1.22
4.751 - 5.000                                             43                $680,153                         0.19
5.001 - 5.250                                              1                  $9,231                         0.00
5.251 - 5.500                                             12                $118,435                         0.03
5.501 - 5.750                                              3                 $33,277                         0.01
6.001 - 6.250                                              2                 $47,422                         0.01
6.251 - 6.500                                              3                 $60,429                         0.02
-----------------------------------------------------------------------------------------------------------------
Total                                                 13,736            $353,908,660                       100.00 %
=================================================================================================================







Maximum Mortgage Rates

                                                                                                    Percentage of
Maximum Mortgage                                   Number of        Aggregate Unpaid     Reference Date Aggregate
Rates (%)                                     Mortgage Loans       Principal Balance            Principal Balance
-----------------------------------------------------------------------------------------------------------------
8.75                                                     315              $5,909,856                         1.67 %
9.00                                                       3                 $29,541                         0.01
9.50                                                       1                  $2,508                         0.00
10.00                                                      1                      $0                         0.00
10.50                                                      1                 $39,367                         0.01
11.00                                                      1                 $18,500                         0.01
16.00                                                    435              $9,624,926                         2.72
17.00                                                    911             $21,418,021                         6.05
18.00                                                 13,065            $316,758,090                        89.50
21.00                                                      5                $107,851                         0.03
-----------------------------------------------------------------------------------------------------------------
Total                                                 13,736            $353,908,660                       100.00 %
=================================================================================================================


                                                      2002-C





Remaining Term To Maturity

                                                                                                    Percentage of
Range of Remaining Terms to                        Number of        Aggregate Unpaid     Reference Date Aggregate
Maturity (Months)                             Mortgage Loans       Principal Balance            Principal Balance
-----------------------------------------------------------------------------------------------------------------
85 - 96                                                   18                $329,085                         0.09 %
97 - 108                                                   9                $126,987                         0.04
145 - 156                                                 17                $822,566                         0.23
157 - 168                                                  9                $387,832                         0.11
205 - 216                                                187              $3,617,632                         1.02
217 - 228                                                134              $2,363,796                         0.67
265 - 276                                              6,904            $177,702,972                        50.21
277 - 288                                              6,459            $168,557,790                        47.63
-----------------------------------------------------------------------------------------------------------------
Total                                                 13,737            $353,908,660                      100.00 %
=================================================================================================================




Origination Year

                                                                                                    Percentage of
                                                   Number of        Aggregate Unpaid     Reference Date Aggregate
Year of Origination                           Mortgage Loans       Principal Balance            Principal Balance
-----------------------------------------------------------------------------------------------------------------
2001                                                     391             $11,961,900                        3.38 %
2002                                                  13,346            $341,946,760                        96.62
-----------------------------------------------------------------------------------------------------------------
Total                                                 13,737            $353,908,660                      100.00 %
=================================================================================================================









Credit Limit Range

                                                                                                    Percentage of
Range of Credit                                    Number of        Aggregate Unpaid     Reference Date Aggregate
Limits ($)                                    Mortgage Loans       Principal Balance            Principal Balance
-----------------------------------------------------------------------------------------------------------------
$ 0.00 to $ 10,000                                       770              $4,644,407                         1.31 %
$ 10,000.01 to $ 20,000                                4,378             $50,508,154                        14.27
$20,000.01 - $30,000.00                                3,475             $67,676,151                        19.12
$30,000.01 - $40,000.00                                1,660             $43,637,386                        12.33
$40,000.01 - $50,000.00                                1,298             $41,168,231                        11.63
$50,000.01 - $60,000.00                                  436             $18,188,795                         5.14
$60,000.01 - $70,000.00                                  263             $13,074,127                         3.69
$70,000.01 - $80,000.00                                  260             $13,624,859                         3.85
$80,000.01 - $90,000.00                                  145              $9,311,723                         2.63
$90,000.01 - $100,000.00                                 493             $28,846,284                         8.15
$100,000.01 - $125,000.00                                118              $9,079,423                         2.57
$125,000.01 - $150,000.00                                210             $21,060,830                         5.95
$150,000.01 - $175,000.00                                 36              $4,186,418                         1.18
$175,000.01 - $200,000.00                                 60              $6,790,574                         1.92
$200,000.01 - $225,000.00                                 21              $2,499,270                         0.71
$225,000.01 - $250,000.00                                 35              $4,226,991                         1.19
$250,000.01 - $275,000.00                                 12              $1,951,213                         0.55
$275,000.01 - $300,000.00                                 21              $3,484,133                         0.98
$300,000.01 - $325,000.00                                  4                $711,138                         0.20
$325,000.01 - $350,000.00                                  6                $965,249                         0.27
$350,000.01 - $375,000.00                                  4                $988,228                         0.28
$375,000.01 - $400,000.00                                  9              $1,260,043                         0.36
$400,000.01 - $425,000.00                                  3              $1,166,300                         0.33
$425,000.01 - $450,000.00                                  3                $612,574                         0.17
$450,000.01 - $475,000.00                                  1                 $79,460                         0.02
$475,000.01 - $500,000.00                                 11              $2,169,107                         0.61
$500,000.01 - $525,000.00                                  1                $425,291                         0.12
$600,000.01 - $625,000.00                                  1                $620,000                         0.18


                                                      2002-C


$675,000.01 - $700,000.00                                  1                $507,298                         0.14
$750,000.01 - $775,000.00                                  1                $445,003                         0.13
Greater than $1,000,000.00                                 1                      $0                         0.00
-----------------------------------------------------------------------------------------------------------------
Total                                                 13,737            $353,908,660                       100.00 %
=================================================================================================================




Credit Limit Utilization Rates

                                                                                                    Percentage of
Range of Credit Limit                              Number of        Aggregate Unpaid     Reference Date Aggregate
Utilization Rates (%)                         Mortgage Loans       Principal Balance            Principal Balance
-----------------------------------------------------------------------------------------------------------------
0.00 or Less                                           1,980             $23,954,722                         6.77 %
0.01 - 10.00                                             365              $8,974,989                         2.54
10.01 - 20.00                                            394             $11,467,147                         3.24
20.01 - 30.00                                            458             $13,907,251                         3.93
30.01 - 40.00                                            533             $14,125,458                         3.99
40.01 - 50.00                                            649             $17,425,273                         4.92
50.01 - 60.00                                            521             $15,792,513                         4.46
60.01 - 70.00                                            558             $15,454,100                         4.37
70.01 - 80.00                                            588             $16,574,824                         4.68
80.01 - 90.00                                            543             $17,147,279                         4.85
90.01 - 100.00                                         7,148            $199,085,104                        56.25
-----------------------------------------------------------------------------------------------------------------
Total                                                 13,737            $353,908,660                       100.00 %
=================================================================================================================










Minimum Mortgage Rate

                                                                                                    Percentage of
Range of Minimum                                   Number of        Aggregate Unpaid     Reference Date Aggregate
Rates (%)                                     Mortgage Loans       Principal Balance            Principal Balance
-----------------------------------------------------------------------------------------------------------------
0                                                      1,736             $58,914,068                        16.65 %
0.001 - 0.250                                            257             $11,285,226                         3.19
0.251 - 0.500                                          1,428             $46,823,310                        13.23
0.501 - 0.750                                             56              $3,706,856                         1.05
0.751 - 1.000                                            128              $6,630,757                         1.87
1.001 - 1.250                                            665             $17,735,402                         5.01
1.251 - 1.500                                            314              $8,040,416                         2.27
1.501 - 1.750                                            248              $5,850,302                         1.65
1.751 - 2.000                                          2,672             $44,317,250                        12.52
2.001 - 2.250                                            992             $21,841,568                         6.17
2.251 - 2.500                                          2,007             $50,808,462                        14.35
2.501 - 2.750                                            154              $5,287,154                         1.49
2.751 - 3.000                                            975             $22,063,985                         6.23
3.001 - 3.250                                            168              $2,881,920                         0.81
3.251 - 3.500                                          1,115             $29,911,666                         8.45
3.501 - 3.750                                            328              $7,123,447                         2.01
3.751 - 4.000                                             49              $1,211,404                         0.34
4.001 - 4.250                                            164              $3,443,895                         0.97
4.251 - 4.500                                             40                $777,325                         0.22
4.501 - 4.750                                            177              $4,305,300                         1.22
4.751 - 5.000                                             43                $680,153                         0.19
5.001 - 5.250                                              1                  $9,231                         0.00
5.251 - 5.500                                             12                $118,435                         0.03
5.501 - 5.750                                              3                 $33,277                         0.01
6.001 - 6.250                                              2                 $47,422                         0.01
6.251 - 6.500                                              3                 $60,429                         0.02
-----------------------------------------------------------------------------------------------------------------
Total                                                 13,737            $353,908,660                       100.00 %
=================================================================================================================


                                                    2002-C


Occupancy Type


                                                                                                    Percentage of
                                                   Number of        Aggregate Unpaid     Reference Date Aggregate
Occupancy Type                                Mortgage Loans       Principal Balance            Principal Balance
-----------------------------------------------------------------------------------------------------------------
Owner Occupied                                        13,524            $349,343,238                        98.71 %
Non-Owner Occupied                                       144              $3,114,396                         0.88
Second Home                                               69              $1,451,026                         0.41
-----------------------------------------------------------------------------------------------------------------
Total                                                 13,737            $353,908,660                       100.00 %
=================================================================================================================


Documentation Type

                                                                                                    Percentage of
                                                   Number of        Aggregate Unpaid     Reference Date Aggregate
Documentation Type                            Mortgage Loans       Principal Balance            Principal Balance
-----------------------------------------------------------------------------------------------------------------
Alt Documentation                                      6,148            $152,746,977                        43.16 %
Full Documentation                                     2,463            $101,324,050                        28.63
Reduced Documentation                                    485             $23,393,362                         6.61
Streamlined Documentation                              1,472             $33,798,277                         9.55
Super Streamlined Documentation                        3,169             $42,645,994                        12.05
-----------------------------------------------------------------------------------------------------------------
Total                                                 13,737            $353,908,660                       100.00 %
=================================================================================================================

                                  EXHIBIT 2

        --------------------------------------------------------------
                          Countrywide Home Loans Inc.
             Revolving Home Equity Loan Asset Backed Certificates
                                 Series 2002-C
        --------------------------------------------------------------


Distribution Date:  October 15, 2004


----------------------------------------------------------------------------------------------------------------------------------
              Original            Beginning                                                                            Ending
               Note                 Note          Principal       Interest           Note         Investor Loss         Note
  Class  Principal Balance   Principal Balance   Distribution   Distribution  Distribution Amount    Amount      Principal Balance
----------------------------------------------------------------------------------------------------------------------------------
  Note    1,150,000,000.00    $358,929,213.18   $14,006,130.55  $598,215.36     $14,604,345.91       $0.00        $344,923,082.63


----------------------------------------------------------------------------------------------------------------------------------
TOTAL    $1,150,000,000.00    $358,929,213.18   $14,006,130.55  $598,215.36     $14,604,345.91       $0.00        $344,923,082.63
----------------------------------------------------------------------------------------------------------------------------------



-------------------------------------------------------------------------------------------------------------------------
                                                  AMOUNTS PER $1,000 UNIT
-------------------------------------------------------------------------------------------------------------------------
                             Beginning                                                                     Ending
                               Note            Principal       Interest              Note                   Note
   Class      CUSIP      Principal Balance    Distribution    Distribution    Distribution Amount     Principal Balance
-------------------------------------------------------------------------------------------------------------------------
   Note     126671 PR1     312.11235929       12.17924396     0.52018727         12.69943123            299.93311533

-------------------------------------------------------------------------------------------------------------------------


------------------------------------
             Rates
------------------------------------
    Class          Note
    Note            2.000000%
------------------------------------

Investor Certificate Rates based on a LIBOR of:                      1.76000%





PLEASE DIRECT ANY QUESTIONS OR COMMENTS TO THE FOLLOWING ADMINISTRATOR:


                                       Steven E Charles
                                       JPMorgan Chase Bank
                                       227 W Monroe St
                                       Chicago, IL 60606

         ------------------------------------------------------------
                         Countrywide Home Loans Inc.
             Revolving Home Equity Loan Asset Backed Certificates
                                Series 2002-C
         ------------------------------------------------------------

Distribution Date:      October 15, 2004



                            Information pursuant to Section 4.04 of the
                         Sale and Servicing Agreement dated March 27, 2002

(i)              Investor Floating Allocation Percentage                                 97.55658%

(ii)             Investor Distribution Amount                                       14,604,345.91

(iii)            Note Interest                                                         598,215.36

                 Note Interest not payable,
                    due to insufficient Investor Interest Collections                        0.00

(iv)             Unpaid Investor Interest Shortfall paid                                     0.00

                 Per $1000 of Original Investor Principal Balance                       0.0000000

(v)              Remaining Unpaid Investor Interest Shortfall                                0.00

                 Per $1000 of Original Investor Principal Balance                       0.0000000

(vi), (vii)      Principal Distributed

                 Investor Loss Amount paid as principal                                168,487.36

                 Investor Loss Reduction Amounts paid as principal                           0.00

                 Accelerated Principal Distribution Amount                                   0.00

                 Scheduled Principal Collections Payment Amount                     13,837,643.19

                 Guaranteed Principal Distribution Amount                                    0.00
                                                                                    -------------

                 Total Principal Distributed                                        14,006,130.55


(viii)           Unreimbursed Investor Loss Reduction Amounts                                0.00

                 Per $1000 of Original Investor Principal Balance                       0.0000000

(ix)             Basis Risk Carryforward Distributed                                         0.00

(x)              Basis Risk Carryforward Remaining                                           0.00

(xi)             Servicing Fee                                                         153,299.59

                 Accrued and Unpaid Servicing Fees from Prior Periods                        0.00

(xii)            Invested Amount (before distributions)                            358,929,213.18

                 Invested Amount (after distributions)                             344,923,082.63

                 Investor Certificate Principal Balance (after distributions)      344,923,082.63

                 Loan Factor                                                            0.3047002


(xiii)           Asset Balance of Mortgage Loans                                   353,908,659.62

(xiv)            Credit Enhancement Draw Amount                                              0.00

         ------------------------------------------------------------
                         Countrywide Home Loans Inc.
             Revolving Home Equity Loan Asset Backed Certificates
                                Series 2002-C
         ------------------------------------------------------------

Distribution Date:      October 15, 2004









(xv)       Delinquency Information

                                ----------------------------------------------
                                   Count    Balance         % of Group Bal
                                ----------------------------------------------
                30-59 days            77    2,270,913.23          0.641666%
                60-89 days            36      977,330.63          0.276153%
              90 or more days        107    3,040,894.59          0.859231%
                                ----------------------------------------------
                  Total              220    6,289,138.45          1.777051%
                                ----------------------------------------------

     *Note: The above statistics do not include loans in foreclosure proceedings or REO properties.


                                ----------------------------------------------
                                   Count    Balance         % of Group Bal
                                ----------------------------------------------
               Bankruptcy            109    3,307,763.99          0.934638%
                                ----------------------------------------------

     *Note: Bankruptcy Loans are also included in Delinquencies

(xvi)      Foreclosure and REO Information

                                ----------------------------------------------
                                   Count    Balance         % of Group Bal
                                ----------------------------------------------
                Foreclosure           23    1,018,739.60          0.287854%
                   REO                 7      386,963.03          0.109340%
                                ----------------------------------------------
                  Total               30    1,405,702.63          0.397194%
                                ----------------------------------------------


(xvii)     Optional Servicer Advances (Current Collection Period)          0.00

           Optional Servicer Advances (Outstanding)                        0.00


(xviii)    Note Rate                                                  2.000000%


(xix) Mortgage Loans retransferred to the Transferor pursuant to Sect. 2.04 and 2.06

           Count                                                              0

           Principal Balance                                               0.00


(xx)       Subordinated Transferor Collections                     4,215,993.70


(xxi)      Overcollateralization Step-Down Amount                          0.00


(xxii)     Available Transferor Subordinated Amount                8,748,578.98

           Required Transferor Subordinated Amount                 8,748,578.98

           Interest Collections (non-Investor)                        41,646.57

           Transferor Principal Collections                        4,174,347.13

(xxiii)    Mortgage Loans for which the Mortgage
           Loan File was not delivered to the
           Indenture Trustee within 30 days of the          Number            0
           Closing Date                                     Balance        0.00

         ------------------------------------------------------------
                         Countrywide Home Loans Inc.
             Revolving Home Equity Loan Asset Backed Certificates
                                Series 2002-C
         ------------------------------------------------------------

Distribution Date:      October 15, 2004


                               Other information


Transferor Principal Balance (Beginning)                           8,989,796.95
Transferor Principal Balance (Ending)                              8,985,576.99
Investor Fixed Allocation Percentage                                     99.50%
Periods until Step-Down Remittance Date                                       1


Mortgage Loans Payment Summary
Interest Received                                                  1,857,739.02
Net Liquidation Proceeds (Allocable to Interest)                           0.00
Insurance Proceeds (Allocable to Interest)                                 0.00
Servicer Optional Advance (Allocable to Interest)                          0.00
Purchase Price per Sect. 2.02 (a) (Allocable to Interest)                  0.00
Purchase Price (90+ Day Delinq) (Allocable to Interest)                    0.00
Residual Advance                                                           0.00
                                                                ---------------
Total Interest                                                     1,857,739.02
Investor Interest Collections                                      1,662,792.86


Begining Balance                                                 367,919,010.13
Principal Collections                                             18,011,990.32
Net Liquidation Proceeds (Alloc. to Principal)                             0.00
Insurance Proceeds (Alloc. to Principal)                                   0.00
Purchase Price per Sect. 2.02 (a) (Alloc. to Principal)                    0.00
Purchase Price (90+ Day Delinq) (Alloc. to Principal)                      0.00
Loans Removed from the Trust by the Servicer per Sect. 2.06                0.00
Transfer Deposit Amount per Sect. 2.02 (a)                                 0.00
                                                                ---------------
Total Principal                                                   18,011,990.32


Additional Balances                                                4,174,347.13
Ending Principal Balance                                         353,908,659.62
Total Collections                                                 19,716,429.75
Alternative Principal Payment                                     13,837,643.19


Loans Average Daily Balance                                      366,123,559.22


Weighted Average Loan Rate                                              6.1731%
Weighted Average Net Loan Rate                                          5.5431%
Maximum Rate                                                            5.4671%


Excess Interest                                                      858,723.14

         ------------------------------------------------------------
                         Countrywide Home Loans Inc.
             Revolving Home Equity Loan Asset Backed Certificates
                                Series 2002-C
         ------------------------------------------------------------

Distribution Date:      October 15, 2004



Loan Modification Summary                                            Current             Cumulative        % of Initial
                                                                     -------             ----------        ------------
Loans with Senior Lien Balance Modification (CLTV<80%)                25,000.00           11,281,340.27             0.50%

Loans with Senior Lien Balance Modification (CLTV>80%)                83,500.00           26,376,123.47             1.17%

Loans with Credit Limit Modification                                 567,707.00           29,812,249.40             1.32%

Loans with Gross Margin Modification                                 148,070.27           17,058,756.68             0.75%


Credit Enhancer Information

Amount due to Credit Enhancer from Prepayment Shortfall                    0.00

MBIA Surety Bond in force?                                           YES

Credit Enhancement Draw Amount                                             0.00

Guaranteed Principal Payment Amount                                        0.00

Guaranteed Distribution                                              598,215.36

Credit Enhancement Premium                                            37,367.00



Beginning O/C Amount                                                       0.00

Ending O/C Amount                                                          0.00

Ending O/C Amount (% of Original Pool Balance)                          0.0000%


Liquidation Loss Amount (Current Period)                             172,707.32

Liquidation Loss Amount (Cumulative)                               4,243,345.72





Monthly Delinquency Rate                                                1.5326%

Rolling Six Month Delinquency Rate                                      1.4056%

Spread Rate                                                             2.9575%

Excess Spread Rate                                                      3.5431%


Balance used for Required Subordinated Amount                  Initial Balance

Initial Subordinated Amount                                     (17,992,058.06)

Can Required Transferor Subordinated Amount be Reduced?               NO

Has a Rapid Amortization Event occurred?                              NO

Cause of Rapid Amortization Event.                                    NA

Has an Event of Servicing Termination occurred?                       NO

Cause of Event of Servicing Termination.                              NA


----------------------------------------------------------------------------------------------------------------------------------
                                                      RECONCILIATION REPORT
                                                                                           ISSUE DATE :               27-Mar-02
DEAL NAME:     COUNTRYWIDE HOME LOANS, INC.                                                DISTRIBUTION DATE:         15-Oct-04
               Revolving Home Equity Loan Asset Backed Certificates, Series 2002-C         DETERMINATION DATE         12-Oct-04
                                                                                           RUN DATE:                  13-Oct-04
                                                                                                                    03:39:56 PM
----------------------------------------------------------------------------------------------------------------------------------



----------------------------------------------------------------------------------------------------------------------------------
I.  CASH RECONCILIATION
----------------------------------------------------------------------------------------------------------------------------------


A. Cash Available for Distribution                                                                     Total
                                                                                                       -----
Net Collections Interest Collections - per Servicer Report                                         $1,704,439.43

Principal Collections - per Servicer Report                                                       $18,011,990.32

Residual Advance                                                                                           $0.00

Cash Released from Additional Loan Account                                                                 $0.00

Insured Payment                                                                                            $0.00
----------------------                                                                          ================
Total Deposit to Collection Account                                                               $19,716,429.75


----------------------------------------------------------------------------------------------------------------------------------
II. DISTRIBUTION SUMMARY AND RECONCILIATION
----------------------------------------------------------------------------------------------------------------------------------

A. Amounts Distributed:


Section 5.01


Premium to Credit Enhancer                                                                            $37,367.00

Investor Certificate Interest and Unpaid Investor Certificate Interest                               $598,215.36

Unreimbursed Credit Enhancement Draw Amounts                                                               $0.00

Amounts owed Master Servicer per Sect. 3.08 and 5.03                                                       $0.00

Basis Risk Carryforward                                                                                    $0.00

Class A Investor Certificate Principal Distributed                                                $14,006,130.55

Transferor Interest Distributed                                                                      $900,369.71

Transferor Principal Distributed                                                                   $4,174,347.13
                                                                                                ================


                                                                                                ----------------
Total Distributions                                                                                19,716,429.75
                                                                                                ----------------

Difference (Remains in Collections Account)                                                                 0.00


Balance Reconciliation
----------------------

Loan Group Beginning Balance                                                                      367,919,010.13

Loan Group Ending Balance                                                                        $353,908,659.62
                                                                                                ================
Change in Balance                                                                                  14,010,350.51

Principal Collections                                                                             $18,011,990.32

Liquidation Loss Amount                                                                              $172,707.32

Additional Balances                                                                                $4,174,347.13

Additional Loan Account Draw                                                                               $0.00
                                                                                                ================
Balance Check                                                                                               0.00

                                  EXHIBIT 2